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                       Consent of Independent Auditors



The Board of Trustees
Domini Social Index Portfolio:


We consent to the use of our report on Domini Social Index Portfolio, dated August 24, 1998, incorporated by reference herein on registration statement filed on Form N-1A (File No. 811-5824), and to the reference to our Firm under the heading "Independent Auditors" in Part B.


                                             KPMG Peat Marwick LLP

Boston, Massachusetts
November 25, 1998